UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 9, 2017 (Date of earliest event reported)

U.S. GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

390 E Parkcenter Blvd, Ste 250, Boise, Idaho 83706
(Address of principal executive offices) (Zip Code)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 2.02        Results of Operations and Financial Condition.

On November 9, 2017, U.S. Geothermal Inc. (the “Company”) issued a press release announcing its financial and operating results for the third quarter ended September 30, 2017, updated guidance for 2017, and highlighted notable achievements for first nine months of 2017. The Company also announced that it will be hosting a conference call to discuss its financial results for the third quarter ended September 30, 2017 on November 10, 2017 at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished herewith pursuant to Item 2.02 of this Current Report and in Exhibit 99.1 hereto is being “furnished” in accordance with General Instruction B.2 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2017	U.S. Geothermal Inc.

By:	/s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 9, 2017.